UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 1, 2010

WLG INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 East Algonquin Road
Suite 120
Schaumburg, IL 60173 USA
(Address of Principal Executive Offices/Zip Code)

(224) 653-2800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 1, 2010, WLG’s board of directors appointed Mr. Andrew Jillings to become the Chief Executive Officer of WLG Inc. (“WLG”).

Prior to joining WLG, Mr. Jillings served as the Chief Executive Officer of DB Schenker’s China operations and before that he was the head of BAX Global in North East Asia. DB Schenker is a large, multinational freight forwarding and logistics company that acquired Bax Global in 2006, which was also a freight forwarding and logistics company. Mr. Jillings will be based in Hong Kong.

Chris Wood, WLG’s former Chief Executive Officer, has been appointed President of WLG and will continue as a director and Chairman of WLG’s board of directors.

The terms of Mr. Jillings’ employment will be provided at a later date.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WLG INC.

Date: March 4, 2010	By:	/s/ Christopher Wood
Christopher Wood Chairman of the Board of Directors